Exhibit 99.1

FOR IMMEDIATE RELEASE Investor Contact: Kimberly Tom, CFA (858) 503-3368 ir@maxwell.com

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018
~ Announces Significant Partnership with Geely/Volvo ~

Note: A webcast of Maxwell's conference call will be available at 5:00 p.m. EDT today at http://investors.maxwell.com.
SAN DIEGO - May 8, 2018 - Maxwell Technologies, Inc. (NASDAQ: MXWL) today reported financial results for the three months ended March 31, 2018. Total revenues for the first quarter of 2018 were $28.4 million, compared with $30.8 million for the fourth quarter of 2017 and $26.7 million for the prior year quarter. Net loss for the first quarter of 2018 was $9.2 million, compared with a net loss of $8.8 million for the fourth quarter of 2017 and a net loss of $10.4 million for the prior year quarter. Non-GAAP net loss for the first quarter of 2018 was $5.8 million, compared with a non-GAAP net loss of $5.3 million for the fourth quarter of 2017 and $7.4 million for the prior year quarter. The Company reported $(6.9) million of earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2018, compared with $(4.7) million for the fourth quarter of 2017 and $(7.0) million for the prior year quarter. The Company reported $(4.2) million of adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the first quarter of 2018, compared with $(1.8) million for the fourth quarter of 2017 and $(3.9) million for the prior year quarter.
Strategic Business Highlights

•
Today Maxwell announced a technology partnership with Zhejiang Geely Holding Group ("Geely"), the parent company of leading brands such as Volvo and Geely Auto. The collaboration kicks off with the inclusion of Maxwell’s ultracapacitor-based peak power subsystem in five mild-hybrid and plug-in hybrid vehicles which will initially be available in North America and Europe. The production ramp for these vehicles is slated to begin in late 2019 and marks the most significant milestone in Maxwell’s automotive market history.

•
Today Maxwell renewed a $25 million revolving credit facility with its banking partner, East West Bank, for a 3-year term, providing Maxwell with further financial flexibility to operate its business and execute on strategic investments.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 2 of 16

“While our energy storage product revenue exceeded expectations for the quarter, our first quarter revenue results reflect a shortfall in orders related to our high voltage capacitor products. We expect a recovery in the high voltage product line in the second half of 2018 and overall we are anticipating revenue growth in Q2,” said Dr. Franz Fink, Maxwell's President and Chief Executive Officer. "We continue to make progress each quarter on our strategic objectives and to build momentum in the business. Today’s announcement of the Geely design win and partnership represents a significant accomplishment for the team at Maxwell and validates that ultracapacitors are ideally suited to solve many of the challenges faced by the automotive industry as it readies for the coming global megatrend of the electrification of combustion engine vehicles.”

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 3 of 16

Financial Results and Operating Metrics (1)
(Unaudited; in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2018	December 31, 2017 (2)	March 31, 2017 (2)
Total revenue	$28,416	$30,763	$26,686
Energy Storage revenue	$23,002	$20,832	$14,234
High-Voltage revenue	$5,414	$9,931	$12,452
Gross margin (2)	20.0%	23.8%	22.9%
Non-GAAP gross margin (2)	21.5%	25.4%	23.6%
Loss from operations (2)	$(9,366)	$(7,065)	$(9,187)
Non-GAAP loss from operations (2)	$(6,419)	$(4,057)	$(6,197)
Interest expense, net	$993	$1,043	$63
Non-GAAP interest expense, net	$554	$623	$63
Net loss	$(9,205)	$(8,752)	$(10,399)
Net loss per share
Basic and diluted	$(0.25)	$(0.24)	$(0.32)
Adjusted EBITDA	$(4,205)	$(1,790)	$(3,894)
Non-GAAP net loss	$(5,819)	$(5,324)	$(7,409)
Non-GAAP net loss per share
Basic and diluted	$(0.16)	$(0.14)	$(0.23)
Net cash used in operating activities	$(11,211)	$(6,230)	$(3,825)
Cash purchases of property and equipment	$3,918	$2,502	$945
Cash, cash equivalents and restricted cash	$40,103	$50,122	$20,894

(1) For a reconciliation of non-GAAP financial measures, please refer to the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included at the end of this release.
(2) Historical amounts have been reclassified for the three months ended December 31, 2017 and March 31, 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 4 of 16

Discussion of Financial Results for the First Quarter
Revenue and Gross Margin

•
Total revenue for the first quarter of 2018 was $28.4 million, compared with $30.8 million for the fourth quarter of 2017, driven by a decrease in high voltage revenue partially offset by higher energy storage revenue. Energy storage revenue for the first quarter of 2018 was $23.0 million, compared with $20.8 million for the fourth quarter of 2017, related to higher revenue in the grid, non-China bus and rail markets, offset by lower revenue in the seasonally soft wind market. High-voltage capacitor revenue was $5.4 million for the first quarter of 2018, compared with $9.9 million for the fourth quarter of 2017; the shortfall is attributable to delays in the processing of Chinese tenders for infrastructure projects as well as delays in infrastructure investment by utilities caused by uncertainty from revisions to taxes and incentives introduced by U.S. tax reform and from potential increased tariffs on steel.

•
Gross margin for the first quarter of 2018 was 20.0% compared with 23.8% in the fourth quarter of 2017, driven primarily by decreased high-voltage capacitor product sales, which generally have higher gross margins than the corporate average.

•
Non-GAAP gross margin for the first quarter of 2018 was 21.5% compared with 25.4% in the fourth quarter of 2017 and excludes acquisition related intangibles amortization and stock-based compensation expense.

Operating Expense, Interest Expense, Net Loss & Adjusted EBITDA

•
Operating expense for the first quarter of 2018 was $15.0 million, compared with $14.4 million for the fourth quarter of 2017. The quarter-over-quarter increase was driven primarily by higher payroll related expense, including the annual FICA tax reset, annual merit increases and higher vacation accrual, as well as lower expense reimbursement from funded R&D programs.

•
Non-GAAP operating expense for the first quarter of 2018 was $12.5 million compared with $11.9 million for the fourth quarter of 2017 and excludes stock-based compensation, amortization of intangibles and other non-recurring legal costs, offset by a credit for restructuring charges due to a change in estimate.

•
Net interest expense was approximately $1.0 million for both the first quarter of 2018 and the fourth quarter of 2017, which includes coupon interest and non-cash interest from amortization of debt issuance costs and discounts on convertible notes issued in 2017.

•	Non-GAAP interest expense was approximately $0.6 million for both the first quarter of 2018 and the fourth quarter of 2017, and excludes the non-cash interest mentioned above.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 5 of 16

•	Net loss for the first quarter of 2018 was $9.2 million, or $(0.25) per share, compared with a net loss of $8.8 million, or $(0.24) per share, for the fourth quarter of 2017.

•	Non-GAAP net loss for the first quarter of 2018 was $5.8 million compared with a non-GAAP net loss of $5.3 million for the fourth quarter of 2017.

•	Adjusted EBITDA for the first quarter of 2018 was $(4.2) million, compared with $(1.8) million for the fourth quarter of 2017.
Capital Expenditures

•
Capital expenditures during the first quarter of 2018 were $3.9 million, compared with $2.5 million for the fourth quarter of 2017. Capital expenditures in the first quarter were primarily related to the Switzerland manufacturing facility expansion and equipment upgrades, the Korea manufacturing facility expansion, ultracapacitor and lithium-ion capacitor production equipment and IT infrastructure upgrades.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 6 of 16

Second Quarter 2018 Business Outlook

•	Total revenue is expected to be in the range of $28 million to $33 million.

•	Gross margin is expected to be 20.1%, plus or minus 150 basis points.

•	Non-GAAP gross margin is expected to be 21.5%, plus or minus 150 basis points.

•	GAAP operating expense is expected to be in the range of $15.1 million to $15.5 million.

•	Non-GAAP operating expense is expected to be in the range of $12.6 million to $13.0 million.
The Company has reconciled expected GAAP and non-GAAP gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share at the midpoint of guidance. However, the Company is not able to estimate additional potentially excluded and reconciling amounts due to the substantial uncertainties involved. The effect of these excluded items may be significant. The reconciliation of GAAP and non-GAAP second quarter outlook is as follows (in millions, except for percentages and per share data):

	Projected at Midpoint of Guidance		Projected at Midpoint of Guidance
	Three Months Ended		Three Months Ended
	June 30, 2018		June 30, 2018
Gross Margin Reconciliation:		Total Operating Expenses Reconciliation:
GAAP gross margin	20.1%	GAAP total operating expenses	$15.3
Stock-based compensation expense	1.1%	Stock-based compensation expense	(2.3)
Amortization of intangible assets (1)	0.3%	Amortization of intangible assets (1)	(0.2)
Non-GAAP gross margin	21.5%	Non-GAAP total operating expenses	$12.8

Net Loss Reconciliation:		Adjusted EBITDA Reconciliation:
GAAP net loss	$(10.4)	GAAP net loss	$(10.4)
Stock-based compensation expense	2.7	Non-cash interest expense	0.4
Non-cash interest expense	0.4	Interest, taxes, depreciation, amortization	3.5
Amortization of intangible assets (1)	0.3	EBITDA	(6.5)
Non-GAAP net loss	$(7.0)	Stock-based compensation expense	2.7
		Adjusted EBITDA	$(3.8)
Net Loss per Share Reconciliation:
GAAP net loss per diluted share	$(0.27)
Expenses excluded from GAAP	0.09
Non-GAAP net loss per diluted share	$(0.18)

___________________
(1)    Amortization of intangible assets is partially recorded in operating expenses and partially recorded in cost of revenue.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 7 of 16

Webcast Information
As previously announced, Maxwell management will host a live webcast at approximately 5:00 p.m. EDT / 2:00 p.m. PDT today to discuss these results. Other forward-looking and material information may also be discussed during this call.
The call may be accessed by dialing toll-free, (866) 393-4306 from the U.S. or (734) 385-2616 for international callers, and entering the conference ID 2368326.
More information about this event including a live webcast and other supporting materials may be accessed by visiting http://investors.maxwell.com.
A replay of the conference call will be available for a limited time by visiting http://investors.maxwell.com.
About Maxwell
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. We have developed and transformed our patented, proprietary and fundamental dry electrode manufacturing technology that we have historically used to make ultracapacitors to create a breakthrough technology that can be applied to the manufacturing of batteries. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Notes Regarding Non-GAAP Financial Measures
The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. Information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Item 10 of Regulation S-K promulgated by the Securities and Exchange Commission (SEC), is a numerical measure of a company's financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.

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The Company uses the following non-GAAP financial measures in this release, in its earnings conference call and in its on-going evaluation of the business: (a) non-GAAP gross profit; (b) non-GAAP operating expense; (c) non-GAAP income (loss) from operations; (d) EBITDA; (e) adjusted EBITDA; (f) non-GAAP net income (loss); (g) non-GAAP net income (loss) per diluted share and (h) non-GAAP gross margin.
The definitions of non-GAAP financial measures used in this news release are presented below:

•	Non-GAAP gross margin and non-GAAP gross profit exclude the effect of stock-based compensation, amortization of intangible assets and acquisition related expense.

•
Non-GAAP operating expense excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP loss from operations excludes the effect of stock-based compensation, amortization of intangible assets, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Adjusted EBITDA excludes the effect of foreign currency exchange loss, other income, stock-based compensation, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

•
Non-GAAP net loss and non-GAAP net loss per share exclude the effect of stock-based compensation, amortization of intangible assets, non-cash interest expense, restructuring and related costs, strategic equity transaction costs, acquisition related expense, shareholder advisement and settlement costs and SEC and FCPA legal and settlement costs.

The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations.
In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash items, non-recurring items and items unrelated to ongoing operating results have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provides consistency and comparability with its past reports of financial results. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 9 of 16

The Company's non-GAAP financial measures included in this news release exclude the following non-cash items, non-recurring items or items unrelated to its ongoing operating results, as applicable:

•
Stock-based compensation expense consisting of non-cash charges for stock options, restricted stock awards, restricted stock units, employee stock purchase plan awards and bonuses and director's fees expected to be settled with the Company's fully vested common stock.

•
Amortization of intangibles consisting of non-cash amortization of purchased intangibles acquired in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc.

•	Non-cash interest expense consisting of amortization of convertible debt discounts and amortization of convertible debt transaction costs.

•	Restructuring and related costs including restructuring and exit costs incurred in connection with the Company's restructuring plans.

•
Strategic equity transaction costs consisting of expenses incurred in connection with the Company's strategic equity investment agreement with China's SDIC Fund which was terminated in the third quarter of 2017.

•
Acquisition related expense consisting of costs incurred in connection with the Company's acquisition of the assets, including the operating subsidiaries, of Nesscap Energy, Inc. which include transaction and integration expenses as well as the fair value adjustment for acquired inventory recorded in cost of revenue.

•
Shareholder advisement and settlement costs which represent external advisor expenses incurred in connection with preparing for the Company's 2016 and 2017 shareholder proxy and annual meeting and shareholder settlement costs.

•
SEC and FCPA legal and settlement costs which represent external legal expenses and settlement expenses related to the U.S. Securities and Exchange Commission's investigation of the facts and circumstances surrounding the restatement of the Company's financial statements for the fiscal years 2011 and 2012, as well as for ongoing legal matters related to previous Foreign Corrupt Practices Act (FCPA) violations.

Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” included toward the end of this release.

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 10 of 16

Forward-Looking Statements
Maxwell cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Maxwell’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results for the first quarter of 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s projections for 2018 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in developing or selling products and technologies. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to:

•	Our intentions, beliefs and expectations regarding our expenses, cost savings, sales, operations and future financial performance;

•	Our operating results;

•	Our ability to develop, introduce and commercialize new products, technologies applications or enhancements to existing products and educate prospective customers;

•	Anticipated growth and trends in our business;

•	Our ability to obtain sufficient capital to meet our operating requirements, including, but not limited to, our investment requirements for new technology and products, or other needs;

•	Our ability to manage our long-term debt and our ability to service our debt, including our convertible debt;

•	Risks related to changes in legislation, regulation and governmental policy;

•	Risks related to tax laws and tax changes (including U.S. and foreign taxes on foreign subsidiaries);

•	Risks related to our international operations;

•	Our expectations regarding our revenues, customers and distributors;

•	Our beliefs and expectations regarding our market penetration and expansion efforts, especially considering the small number of vertical markets and a small number of geographic regions;

•	Our expectations regarding the benefits and integration of recently-acquired businesses and our ability to make future acquisitions and successfully integrate any such future-acquired businesses;

•	Our ability to protect our intellectual property rights and to defend claims against us;

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 11 of 16

•	Dependence upon third party manufacturing and other service providers, many of which are located outside the U.S. and our ability to manage reliance upon certain key suppliers;

•	Our anticipated trends and challenges in the markets in which we operate; and

•	Our expectations and beliefs regarding and the impact of investigations, claims and litigation.
For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. Copies of these documents are available with the Securities and Exchange Commission at www.sec.gov or may be obtained by contacting Maxwell's investor relations department at (858) 503-3368, or at our investor relations website: investors.maxwell.com. The forward-looking statements contained herein are based on the current expectations and assumptions of Maxwell and not on historical facts. All information in this release is as of May 8, 2018. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.
Investor Contact: Kimberly Tom, CFA, +1 (858) 503-3368, ir@maxwell.com

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 12 of 16

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017 (1)	September 30, 2017 (1)	June 30, 2017 (1)	March 31, 2017 (1)
Revenue	$28,416	$30,763	$35,816	$37,103	$26,686
Cost of revenue (1)	22,735	23,449	28,492	29,350	20,578
Gross profit (1)	5,681	7,314	7,324	7,753	6,108
Operating expenses:
Selling, general and administrative (1)	9,572	9,743	14,565	12,120	9,592
Research and development (1)	5,532	4,362	4,909	4,449	4,706
Restructuring and exit costs	(57)	34	1,251	—	997
Impairment of assets	—	240	—	—	—
Total operating expenses (1)	15,047	14,379	20,725	16,569	15,295
Loss from operations (1)	(9,366)	(7,065)	(13,401)	(8,816)	(9,187)
Interest expense, net	993	1,043	152	97	63
Other components of defined benefit plans, net (1)	(221)	(134)	(141)	(143)	(155)
Other income	—	(18)	(14)	(52)	(1)
Foreign currency exchange (gain) loss, net	89	256	(65)	18	97
Loss before income taxes	(10,227)	(8,212)	(13,333)	(8,736)	(9,191)
Income tax provision (benefit)	(1,022)	540	527	1,382	1,208
Net loss	$(9,205)	$(8,752)	$(13,860)	$(10,118)	$(10,399)
Net loss per common share:
Basic and diluted	$(0.25)	$(0.24)	$(0.37)	$(0.28)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	37,522	37,115	37,008	35,526	32,197

(1) Historical amounts have been reclassified for all quarters of 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share data)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$40,103	$50,122
Trade and other accounts receivable, net	32,391	31,643
Inventories	37,485	32,228
Prepaid expenses and other current assets	3,478	2,983
Total current assets	113,457	116,976
Property and equipment, net	30,174	28,044
Intangible assets, net	11,469	11,715
Goodwill	36,636	36,061
Pension asset	12,095	11,712
Other non-current assets	845	871
Total assets	$204,676	$205,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,966	$32,758
Accrued employee compensation	6,624	9,070
Deferred revenue and customer deposits	6,299	6,669
Short-term borrowings and current portion of long-term debt	5,034	33
Total current liabilities	50,923	48,530
Deferred tax liability, long-term	8,433	8,762
Long-term debt, excluding current portion	35,556	35,124
Defined benefit plan liability	4,125	3,942
Other long-term liabilities	2,573	2,920
Total liabilities	101,610	99,278
Stockholders' equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized at March 31, 2018 and December 31, 2017; 38,000,620 and 37,199,519 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3,797	3,717
Additional paid-in capital	341,897	337,541
Accumulated deficit	(256,160)	(247,233)
Accumulated other comprehensive income	13,532	12,076
Total stockholders' equity	103,066	106,101
Total liabilities and stockholders' equity	$204,676	$205,379

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 14 of 16

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
OPERATING ACTIVITIES:
Net loss	$(9,205)	$(8,752)	$(10,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,993	2,133	2,148
Amortization of intangible assets	316	307	—
Non-cash interest expense	439	420	—
Pension and defined benefit plan cost	251	250	86
Stock-based compensation expense	2,624	2,490	1,538
Gain on sale of property and equipment	(4)	—	—
Impairment of property and equipment	—	240	—
Provision for (recovery of) losses on accounts receivable	(10)	6	—
Losses on write downs of inventory	475	640	17
Provision for (release of) warranties	65	(302)	189
Changes in operating assets and liabilities:
Trade and other accounts receivable	(252)	(4,469)	(3,406)
Inventories	(5,994)	(1,058)	1,922
Prepaid expenses and other assets	(455)	332	(453)
Pension asset	(156)	(565)	(155)
Accounts payable and accrued liabilities	309	1,549	1,571
Deferred revenue and customer deposits	(65)	539	2,626
Accrued employee compensation	(776)	(581)	785
Deferred tax liability	(374)	827	(209)
Other long-term liabilities	(392)	(236)	(85)
Net cash used in operating activities	(11,211)	(6,230)	(3,825)
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,918)	(2,502)	(945)
Proceeds from sale of property and equipment	8	—	—
Net cash used in investing activities	(3,910)	(2,502)	(945)
FINANCING ACTIVITIES:
Principal payments on long-term debt and short-term borrowings	(8)	(8)	(10)
Proceeds from long-term debt and short-term borrowings, net of discount and issuance costs	5,000	5,658	—
Proceeds from issuance of common stock under equity compensation plans	—	133	—
Net cash provided by (used in) financing activities	4,992	5,783	(10)
Effect of exchange rate changes on cash and cash equivalents	110	219	315
Decrease in cash and cash equivalents	(10,019)	(2,730)	(4,465)
Cash and cash equivalents, beginning of period	50,122	52,852	25,359
Cash and cash equivalents, end of period	$40,103	$50,122	$20,894

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 15 of 16

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017 (1)	September 30, 2017 (1)	June 30, 2017 (1)	March 31, 2017 (1)
Gross Margin Reconciliation:
GAAP gross margin (1)	20.0%	23.8%	20.4%	20.9%	22.9%
Stock-based compensation expense	1.2%	1.1%	0.8%	0.7%	0.7%
Amortization of intangible assets	0.3%	0.3%	0.3%	0.1%	—%
Acquisition related expense	—%	0.2%	0.8%	0.8%	—%
Non-GAAP gross margin (1)	21.5%	25.4%	22.3%	22.5%	23.6%
Gross Profit Reconciliation:
GAAP gross profit (1)	$5,681	$7,314	$7,324	$7,753	$6,108
Stock-based compensation expense	346	349	271	257	193
Amortization of intangible assets	93	90	88	60	—
Acquisition related expense	—	67	287	291	—
Non-GAAP gross profit (1)	$6,120	$7,820	$7,970	$8,361	$6,301
Total Operating Expenses Reconciliation:
GAAP total operating expenses (1)	$15,047	$14,379	$20,725	$16,569	$15,295
Stock-based compensation expense	(2,278)	(2,141)	(2,484)	(1,997)	(1,345)
Amortization of intangible assets	(223)	(217)	(212)	(142)	—
Restructuring and related costs	57	(34)	(1,251)	—	(997)
Strategic equity transaction costs	—	—	(503)	—	—
Acquisition related expense	—	(46)	(46)	(1,512)	(275)
Shareholder advisement and settlement costs	—	—	(761)	(315)	(59)
SEC and FCPA legal and settlement costs	(64)	(64)	(3,001)	(62)	(121)
Non-GAAP operating expenses (1)	$12,539	$11,877	$12,467	$12,541	$12,498
Loss from Operations Reconciliation:
GAAP loss from operations (1)	$(9,366)	$(7,065)	$(13,401)	$(8,816)	$(9,187)
Stock-based compensation expense	2,624	2,490	2,755	2,254	1,538
Amortization of intangible assets	316	307	300	202	—
Restructuring and related costs	(57)	34	1,251	—	997
Strategic equity transaction costs	—	—	503	—	—
Acquisition related expense	—	113	333	1,803	275
Shareholder advisement and settlement costs	—	—	761	315	59
SEC and FCPA legal and settlement costs	64	64	3,001	62	121
Non-GAAP loss from operations (1)	$(6,419)	$(4,057)	$(4,497)	$(4,180)	$(6,197)
Adjusted EBITDA Reconciliation:
GAAP net loss	$(9,205)	$(8,752)	(13,860)	(10,118)	$(10,399)
Interest expense, net	993	1,043	152	97	63
Income tax provision	(1,022)	540	527	1,382	1,208
Depreciation	1,993	2,133	$2,231	$2,259	2,148
Amortization of intangible assets	316	307	300	202	—
EBITDA	(6,925)	(4,729)	(10,650)	(6,178)	(6,980)
Foreign currency exchange (gain) loss, net	89	256	(65)	18	97
Other income	—	(18)	(14)	(52)	(1)
Stock-based compensation expense	2,624	2,490	2,755	2,254	1,538
Restructuring and related costs	(57)	34	1,251	—	997
Strategic equity transaction costs	—	—	503	—	—
Acquisition related expense	—	113	333	1,803	275
Shareholder advisement and settlement costs	—	—	761	315	59
SEC and FCPA legal and settlement costs	64	64	3,001	62	121
Adjusted EBITDA	$(4,205)	$(1,790)	$(2,125)	$(1,778)	$(3,894)

Maxwell Reports First Quarter 2018 Results and Provides Business Outlook for Second Quarter 2018	Page 16 of 16

	Three Months Ended
	March 31, 2018	December 31, 2017 (1)	September 30, 2017 (1)	June 30, 2017 (1)	March 31, 2017 (1)
Interest Expense, net Reconciliation
GAAP interest expense, net	$993	$1,043	152	97	$63
Non-cash interest expense	(439)	(420)	(24)	—	—
Non-GAAP interest expense, net	$554	$623	$128	$97	$63
Net Loss Reconciliation
GAAP net loss	$(9,205)	$(8,752)	(13,860)	(10,118)	$(10,399)
Stock-based compensation expense	2,624	2,490	2,755	2,254	1,538
Amortization of intangible assets	316	307	300	202	—
Non-cash interest expense	439	420	24	—	—
Restructuring and related costs	(57)	34	1,251	—	997
Strategic equity transaction costs	—	—	503	—	—
Acquisition related expense	—	113	333	1,803	275
Shareholder advisement and settlement costs	—	—	761	315	59
SEC and FCPA legal and settlement costs	64	64	3,001	62	121
Non-GAAP net loss	$(5,819)	$(5,324)	$(4,932)	$(5,482)	$(7,409)
Net Loss per Diluted Share Reconciliation:
GAAP net loss per diluted share	$(0.25)	$(0.24)	$(0.37)	$(0.28)	$(0.32)
Stock-based compensation expense	0.07	0.07	0.07	0.06	0.05
Amortization of intangible assets	0.01	0.01	0.01	0.01	—
Non-cash interest expense	0.01	0.01	*	—	—
Restructuring and related costs	*	*	0.04	—	0.03
Strategic equity transaction costs	—	—	0.01	—	—
Acquisition related expense	—	0.01	0.01	0.05	0.01
Shareholder advisement and settlement costs	—	—	0.02	0.01	*
SEC and FCPA legal and settlement costs	*	—	0.08	—	*
Non-GAAP net loss per diluted share	$(0.16)	$(0.14)	$(0.13)	$(0.15)	$(0.23)
Weighted Average Common Shares Outstanding:
Basic and diluted	37,522	37,115	37,008	35,526	32,197

*	Net loss effect of this reconciling item was less than $0.01 per share.

(1) Historical amounts have been reclassified for all quarters of 2017 in accordance with our adoption of ASU 2017-07 on January 1, 2018 which requires the non-service cost components of income and expense related to our defined benefit plans to be presented in the statement of operations separately from the service cost component and outside the subtotal of loss from operations.